Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

RWT Holdings, Inc.

Sponsor

Redwood Residential Acquisition Corporation
Seller

Sequoia Residential Funding, Inc.

Depositor

Sequoia Mortgage Trust 2012-6

Issuing Entity

$295,885,000 (Approximate)

Preliminary Term Sheet

November 14, 2012

Christiana Trust, a division of Wilmington Savings Fund Society, FSB

Trustee

Wells Fargo Bank, N.A.
Master Servicer and Securities Administrator

Barclays Capital Inc.
Underwriter and Lead Manager and Sole Bookrunner

This is an indicative Term Sheet. All terms and statements are subject to change.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES, AND OTHER INFORMATION

The depositor has filed a registration statement (including a prospectus and a form of prospectus supplement) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and a form of prospectus supplement in that registration statement and other documents the depositor has filed with the SEC for important information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-888-603-5847 or by e-mailing barclaysprospectus@broadridge.com.

The registration statement to which this offering relates is Commission File Numbers 333-179292 and 333-179292-01. This free writing prospectus is not required to, and does not, contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale. This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pool backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The investment described in this free writing prospectus is a structured financial product. These securities are complex instruments intended for sale only to sophisticated investors who understand and assume the risks involved with the purchase thereof. The risks associated with the securities may significantly reduce an investor's expected yield and expected return of principal, and/or reduce an investor's ability to sell or obtain market value information about the securities. Investors should independently evaluate the risks associated with the securities and consult their own professional advisors. These risks may include, but may not be limited to:

•	The performance of the collateral may be correlated to economic or other factors that may diminish the value of the securities.

•	The performance of the collateral and the value of the securities may be largely dependent on the quality of the origination and servicing of the collateral.

•	Ratings issued on the securities by rating agencies may fail to predict the risks associated with the securities, and may be reduced or withdrawn by the rating agencies without warning.

•	The value of the securities may be diminished by market conditions unrelated to the performance of the securities.

None of the issuing entity, the depositor, or any of its affiliates prepared, provided, approved, or verified any statistical or numerical information presented herein, although that information may be based in part on loan level data provided by the issuing entity, the depositor, or its affiliates.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached stating that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) the issuing entity, the depositor or the underwriter makes no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly are confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Offered Certificates: $295,885,000 (Approximate)

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA/Moody’s)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
A-1	140,105,000	AAAsf/AAA(sf)/Aaa(sf)	2.500 (2)	4.87	12/12-5/34	7.05%	$100,000	Senior
A-2	140,104,000	AAAsf/AAA(sf)/Aaa(sf)	[ ] (3)	4.87	12/12-5/34	7.05%	$100,000	Senior
A-IO1(4)	280,209,000	AAAsf/AAA(sf)/Aaa(sf)	0.799 (5)	N/A	N/A	N/A	100%	Notional/Senior
A-IO2(6)	140,105,000	AAAsf/AAA(sf)/Aaa(sf)	0.500 (7)	N/A	N/A	N/A	$1,000,000	Notional/Senior
A-IO3(8)	140,104,000	AAAsf/AAA(sf)/Aaa(sf)	[ ] (9)	N/A	N/A	N/A	$1,000,000	Notional/Senior
B-1	7,989,000	AAsf/NR/NR	3.799 (10)	8.89	12/12-10/27	4.40%	$100,000	Subordinate
B-2	4,220,000	Asf/NR/NR	3.799 (10)	8.89	12/12-10/27	3.00%	$100,000	Subordinate
B-3	3,467,000	BBBsf/NR/NR	3.799 (10)	8.89	12/12/10/27	1.85%	$100,000	Subordinate

Non-Offered Certificates

Class	Expected Initial Class Principal Amount ($)(1)	Expected Ratings (Fitch/KBRA/ Moody’s)	Approximate Initial Interest Rate (%)	Expected WAL Mat. (Years)(1)	Expected Prin. Window Mat. (Months)(1)	Expected Initial Credit Enhancement	Minimum Denomination or Percentage Interest	Class Type
B-4	2,412,000	BBsf/NR/NR	3.799 (10)					Subordinate
B-5	3,165,461	NR/NR/NR	3.799 (10)	Not Offered Hereby				Subordinate
R	0	NR/NR/NR	N/A					Residual
LT-R	0	NR/NR/NR	N/A					Residual

Information is preliminary and subject to final collateral and legal review. The analyses, calculations and valuations herein are based on certain assumptions and data provided by third parties that may vary from the actual characteristics of the final collateral. Investors should rely on the information contained in the final prospectus supplement.

(1)	The principal amounts and notional amounts presented in this term sheet are approximate and subject to a +/- 5% variance. Weighted average lives and principal windows with respect to the Offered Certificates assume prepayments occur at the pricing speed of 15% CPR, calculated from the Expected Investor Settlement Date, assuming the Offered Certificates pay on the 25th of the each month beginning in December 2012 and the clean-up call is not exercised.
(2)	The interest rate on the Class A-1 Certificates will be an annual rate equal to the lesser of (i) 2.500% and (ii) the excess, if any, of the Net WAC over the Class A-IO2 interest rate for such distribution date.
(3)	The interest rate on the Class A-2 Certificates will be an annual rate equal to the lesser of (i) [ ]% and (ii) the excess, if any, of the Net WAC over the Class A-IO3 interest rate for such distribution date.
(4)	Notional amount. The Class A-IO1 Certificates will not be entitled to distributions of principal. The Class A-IO1 Certificates will accrue interest on a notional amount equal to the aggregate class principal amount of the Class A-1 and Class A-2 Certificates immediately prior to such distribution date.
(5)	The interest rate on the Class A-IO1 Certificates will be an annual rate equal to the excess, if any, of the Net WAC over 3.000%.
(6)	Notional amount. The Class A-IO2 Certificates will not be entitled to distributions of principal. The Class A-IO2 Certificates will accrue interest on a notional amount equal to the class principal amount of the Class A-1 Certificates immediately prior to such distribution date.
(7)	The interest rate on the Class A-IO2 Certificates will be an annual rate equal to 0.500%.
(8)	Notional amount. The Class A-IO3 Certificates will not be entitled to distributions of principal. The Class A-IO3 Certificates will accrue interest on a notional amount equal to the class principal amount of the Class A-2 Certificates immediately prior to such distribution date.
(9)	The interest rate on the Class A-IO3 Certificates will be an annual rate equal to [ ]%.
(10)	Net WAC. Net WAC is an annual rate equal to the weighted average of the net mortgage rates of the mortgage loans during the applicable period.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Issuer	Sequoia Mortgage Trust 2012-6

Title of Series	Sequoia Mortgage Pass-Through Certificates, Series 2012-6

Sponsor	RWT Holdings, Inc.

Seller	Redwood Residential Acquisition Corporation

Depositor	Sequoia Residential Funding, Inc.

Trustee	Christiana Trust, a division of Wilmington Savings Fund Society, FSB

Securities Administrator, Paying Agent, Certificate Registrar, and Authenticating Agent	Wells Fargo Bank, N.A.

Servicing Administrator	With respect to the mortgage loans serviced by Cenlar FSB, Redwood Residential Acquisition Corporation.

Master Servicer	Wells Fargo Bank, N.A.

Servicers	Cenlar FSB, approximately 86.41%; First Republic Bank, approximately 12.51%; PHH Mortgage Corporation, approximately 1.08%.

Redwood Residential Acquisition Corporation will act as Servicing Administrator with respect to the mortgage loans serviced by Cenlar FSB.

Originators	First Republic Bank, approximately 12.51%; Fremont Bank, approximately 9.30%; PrimeLending, a PlainsCapital Company, approximately 9.16%; Flagstar Capital Markets Corporation, approximately 8.57%; United Shore Financial Services, LLC, approximately 8.14%; Cornerstone Mortgage Company, approximately 6.37%; and WJ Bradley Mortgage Capital, LLC, approximately 5.54%. The remainder of the mortgage loans were originated by various mortgage lending institutions, each of which originated less than 5% of the mortgage loans.

Custodian	Wells Fargo Bank, N.A.

Controlling Holder	At any time, the holder of the majority of the Class Principal Amount of the Class B-5 Certificates or, if the Class Principal Amount of the Class B-5 Certificates is zero, the holder of the majority of the Class Principal Amount of the Class B-4 Certificates, and may not be the depositor or the seller but may be the sponsor or an affiliate of the sponsor. If the Class Principal Amount of the Class B-4 Certificates is zero, then there is no longer a Controlling Holder.

Ratings	In preparing for the offering, the sponsor engaged Fitch Ratings (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”) to rate the Offered Certificates. Accordingly, the sponsor executed an engagement letter with Fitch, KBRA and Moody’s setting forth the terms on which each of Fitch, KBRA and Moody’s would provide such ratings.

Fitch, KBRA and Moody’s will rate one or more classes of the Offered Certificates. It is expected that the Class A-1, Class A-2, Class A-IO1, Class A-IO2 and Class A-IO3 Certificates will be assigned the credit ratings from Fitch, KBRA and Moody’s on page 4 of this Term Sheet and the Class B-1, Class B-2, Class B-3 and Class B-4 Certificates will be assigned the credit ratings from Fitch on page 4 of this Term Sheet.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Cut-off Date	The close of business on November 1, 2012.

Expected Closing Date	On or about November 30, 2012.

Expected Investor Settlement Date	On or about November 30, 2012.

Distribution Dates	The 25th day of each month or if not a business day, the next succeeding business day, commencing in December 2012.

Accrual Period	For each Distribution Date, the calendar month preceding such Distribution Date, calculated on a 30/360 basis.

Residual Certificates	The Class R Certificates and Class LT-R Certificates.

Senior Certificates	The Class A-1, Class A-2, Class A-IO1, Class A-IO2 and Class A-IO3 Certificates.

Subordinate Certificates	The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Offered Certificates	The Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class A-IO3, Class B-1, Class B-2 and Class B-3 Certificates will be offered.

Non-offered Certificates	The Class B-4, Class B-5, Class R and Class LT-R Certificates will not be offered.

The Mortgage Loans	358 fixed rate mortgage loans. 352 mortgage loans, representing approximately 97.98% of the mortgage pool, have an original term to maturity of 30 years. 6 mortgage loans, representing approximately 2.02% of the mortgage pool, have an original term to maturity of 20 years. 5 mortgage loans (representing approximately 1.59% of the mortgage pool) are interest-only mortgage loans, providing for payments of interest at the related mortgage rate, but no payments of principal, for a period of ten years following their origination.

All of the mortgage loans are secured by first liens on one- to four-family residential properties, condominiums, cooperative units and planned unit developments.

Approximately 0.39% and 10.68% of the mortgage loans require prepayment charges if, during the first three or first five years, as applicable, after the origination of the mortgage loan, either (a) the mortgage loan is prepaid in full or (b) the total of all prepayments during any twelve month period exceeds twenty percent (20%) of the original principal balance of the mortgage loan. The amount of the prepayment charge is equal to the lesser of (i) a range of one-half percent to one percent (0.5%-1%) of the principal balance of the mortgage loan immediately prior to the prepayment or (ii) six months’ advance interest on the amount prepaid that exceeds the allowable twenty percent (20%) of the original principal balance, calculated at the interest rate in effect on the date of prepayment. Prepayment charges will not be allocable to certificateholders.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Fees and Expenses	Before distributions are made on the certificates, a monthly fee calculated as 0.25% annually on the principal balance of the related mortgage loans will be paid to the Servicers, provided that in the case of mortgage loans serviced by Cenlar FSB, such fee will be allocated between Cenlar FSB and the Servicing Administrator. The Master Servicer will be paid a monthly fee calculated as 0.03% annually on the principal balance of the mortgage loans. The servicing, master servicing and servicing administrator fees will be deducted by each Servicer and the Master Servicer from interest collections, including liquidation proceeds and other proceeds from the mortgage loans, prior to remittance of funds to certificateholders. The Securities Administrator will be entitled to income earned on amounts on deposit in the distribution account. The Master Servicer will pay the fees of the Trustee, the Custodian and the Securities Administrator. The Master Servicer, the Securities Administrator, the Trustee and the Custodian will also be entitled to reimbursement of certain expenses from the issuing entity before payments are made on the certificates, subject to an aggregate annual cap of $300,000; provided that, in no event will the aggregate amount reimbursable to the Trustee exceed $100,000 annually.

Structure	Senior/subordinate, shifting interest.

Credit Enhancement	Credit enhancement for the Senior Certificates will be provided by a senior/subordinate, shifting interest structure. The Subordinate Certificates are subordinate to, and provide credit enhancement for, the Senior Certificates.

Certificates	Ratings Fitch/KBRA/Moody’s	Bond Size	Initial Subordination
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	46.48%	7.05%
Class A-2	AAAsf/AAA(sf)/Aaa(sf)	46.47%	7.05%
Class B-1	AAsf/NR/NR	2.65%	4.40%
Class B-2	Asf/NR/NR	1.40%	3.00%
Class B-3	BBBsf/NR/NR	1.15%	1.85%

Monthly Advances	The Servicers are generally obligated to advance delinquent payments of principal and interest (to the extent such advances are deemed recoverable), provided that for the mortgage loans serviced by Cenlar FSB, these advances will be funded by the Servicing Administrator. The Servicers (other than Cenlar FSB) and the Servicing Administrator will be entitled to be reimbursed for these advances, and therefore these advances are not a form of credit enhancement.

The Master Servicer, as successor servicer, will be obligated to make any required advance if a Servicer (other than Cenlar FSB) or the Servicing Administrator fails in its obligation to fund a required advance. The Master Servicer, the Servicers and the Servicing Administrator will be entitled to be reimbursed for any such advances from future payments and collections with respect to the mortgage loans for which they funded any such advances.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Compensating Interest	Each Servicer (other than Cenlar FSB) and the Servicing Administrator will provide compensating interest for prepayment interest shortfalls that result from a borrower prepaying a mortgage loan in full or in part up to the amount of such Servicer’s servicing fee (or in the case of the Servicing Administrator, up to the aggregate amount of Cenlar FSB’s servicing fee and the Servicing Administrator’s fee) for the related month. If a Servicer (other than Cenlar FSB) or the Servicing Administrator fails to make a required payment in respect of such shortfalls, the Master Servicer will be obligated to pay any such shortfall, but only to the extent of the master servicing fee.

Reimbursements of Modified Loans	The Servicers (other than Cenlar FSB) and the Servicing Administrator may be entitled to be reimbursed for advances, if any, at the time of modification of any mortgage loan from collections with respect to other mortgage loans.

Class Principal Amount	For each class of certificates on any Distribution Date, an amount equal to the aggregate Certificate Principal Amounts of the certificates of that class immediately prior to such Distribution Date.

Certificate Principal Amount	For any certificate (other than the Class A-IO1, Class A-IO2, Class A-IO3, Class R and Class LT-R Certificates), at the time of determination, the maximum specified dollar amount of principal to which the holder of the certificate is then entitled, that amount being equal to the initial principal amount set forth on the face of the certificate, as reduced by the amount of all principal distributions previously made with respect to that certificate, the principal portion of any Realized Losses previously allocated to that certificate and any Certificate Writedown Amount previously allocated to that certificate; provided, however, that on any Distribution Date on which a subsequent recovery is distributed, the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss amount has been applied will be increased, sequentially in order of seniority, by an amount equal to the lesser of (i) the principal portion of any Realized Loss amount previously allocated to that certificate to the extent not previously recovered and (ii) the principal portion of any subsequent recovery allocable to such certificate, after application (for this purpose) to more senior classes of certificates, and provided further that on any Distribution Date on which the aggregate stated principal balance of the mortgage loans exceeds the aggregate of the Certificate Principal Amounts of the certificates, such excess will be allocated to increase the Certificate Principal Amount of any certificate then outstanding to which a Realized Loss has been previously allocated, sequentially in order of seniority, up to the principal amount of such Realized Loss to the extent not previously recovered.

Certificate Writedown Amount	The amount by which the aggregate Certificate Principal Amount of all the certificates (other than the Class A-IO1, Class A-IO2, Class A-IO3, Class R and Class LT-R Certificates) on any Distribution Date (after giving effect to distributions of principal and allocations of Realized Losses on that Distribution Date) exceeds the aggregate stated principal balance of the mortgage loans for the Distribution Date.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Senior Percentage (Senior %)	For any Distribution Date and the Class A-1 and Class A-2 Certificates, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Amount of the Class A-1, and Class A-2 Certificates prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate stated principal balance of the mortgage loans as of the preceding Distribution Date. The initial Senior Percentage will be approximately 92.95%.

Senior Prepayment Percentage	For any Distribution Date, the following:

Distribution Date occurring in the period	Senior Prepayment Percentage
December 2012-November 2017	100%
December 2017-November 2018	the Senior % plus 70% of the Subordinate %
December 2018-November 2019	the Senior % plus 60% of the Subordinate %
December 2019-November 2020	the Senior % plus 40% of the Subordinate %
December 2020-November 2021	the Senior % plus 20% of the Subordinate %
December 2021 and thereafter	the Senior %

provided, however, that there will be no reduction in the Senior Prepayment Percentage (other than as a result of a reduction in the Senior Percentage) on any Distribution Date unless the Step-Down Test is satisfied; and provided further, that if on any distribution date on or after the Distribution Date in December 2017, the Senior Percentage exceeds the initial Senior Percentage, the Senior Prepayment Percentage for that Distribution Date will again equal 100%.

If on any Distribution Date the allocation to the Senior Certificates then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the aggregate of the Class Principal Amounts of those certificates to below zero, the Senior Prepayment Percentage for that Distribution Date will be limited to the percentage necessary to reduce that aggregate Class Principal Amount to zero.

Subordinate Percentage (Subordinate %)	For any Distribution Date, the excess of 100% over the Senior Percentage on that Distribution Date. The initial Subordinate Percentage will be approximately 7.05%.

Subordinate Prepayment Percentage	For any Distribution Date, the excess of 100% over the Senior Prepayment Percentage on that Distribution Date.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Class Subordination Percentage	For any Distribution Date and each class of Subordinate Certificates, an amount equal to a fraction (expressed as a percentage), the numerator of which is the Class Principal Amount of that class prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on such Distribution Date and the denominator of which is the aggregate of the Class Principal Amounts of all classes of certificates (other than the Class A-IO1, Class A-IO2, Class A-IO3, Class R and Class LT-R Certificates) prior to any distributions of principal, allocations of Realized Losses or allocations of Certificate Writedown Amounts on that Distribution Date.

Step-Down Test	As to any Distribution Date, the test that will be satisfied if both of the following conditions are met: first, the outstanding principal balance of all mortgage loans delinquent 60 days or more (including mortgage loans in foreclosure, REO Property or bankruptcy status) and any mortgage loans subject to a servicing modification within the 12 months prior to that Distribution Date, averaged over the preceding six-month period, as a percentage of the aggregate Class Principal Amount on such Distribution Date (without giving effect to any payments on such Distribution Date) of the Subordinate Certificates, does not equal or exceed 50%; and second, cumulative Realized Losses on the mortgage loans plus, with respect to any mortgage loans that have been the subject of a servicing modification, any interest due on such mortgage loans that has been written off by the servicer, do not exceed:

Distribution Date occurring in the period	Cumulative Realized Losses as a % of the original Aggregate Subordinate Class Principal Amounts
December 2017 - November 2018	20%
December 2018 - November 2019	25%
December 2019 - November 2020	30%
December 2020 - November 2021	35%
December 2021 and thereafter	40%

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Realized Loss	An amount equal to:

(a) with respect to each liquidated mortgage loan, an amount (not less than zero or more than the stated principal balance of the mortgage loan plus accrued interest) as of the date of such liquidation, equal to (i) the unpaid principal balance of the liquidated mortgage loan as of the date of such liquidation, plus (ii) interest at the net mortgage rate from the due date as to which interest was last paid by the borrower up to the due date in the month in which liquidation proceeds are required to be distributed on the stated principal balance of such liquidated mortgage loan from time to time, minus (iii) the net liquidation proceeds received during the month in which such liquidation occurred, to the extent not previously applied as recoveries of interest at the net mortgage rate and to principal of the liquidated mortgage loan,

(b) the amount by which, in the event of bankruptcy of a borrower, a bankruptcy court reduces the secured debt to the value of the related mortgaged property

(c) with respect to a mortgage loan that has been the subject of a servicing modification, any principal due on the mortgage loan that has been written off by the servicer and any principal forbearance amount,

or

(d) with respect to each class of certificates, the amount by which the related Class Principal Amount is reduced as a result of clauses (a), (b) or (c) above.

Payment Priority	On each Distribution Date, the Available Distribution Amount in respect of the mortgage loans will be distributed in the following order of priority:

First, to the Class A-1, Class A-2 Class A-IO1, Class A-IO2 and Class A-IO3 Certificates, pro rata, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods;

Second, to the Class A-1 and Class A-2 Certificates, the Senior Principal Distribution Amount, pro rata in accordance with their respective Class Principal Amounts;

Third, sequentially, to the Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, such class’s Interest Distribution Amount and accrued and unpaid Interest Distribution Amounts from prior periods, and then such class’s pro rata share (based on the Class Principal Amount of each class entitled thereto) of the Subordinate Principal Distribution Amount until the Class Principal Amount for such class has been reduced to zero, with both interest and principal being paid to one class before any payments are made to the next class.

On any Distribution Date on which the aggregate of the Class Principal Amounts of the Subordinate Certificates has been reduced to zero, the Senior Principal Distribution Amount will be distributed to the Class A-1 and Class A-2 Certificates, pro rata in accordance with their respective Class Principal Amounts.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Interest Distribution Amount	For each class of certificates on any Distribution Date, the current interest for that class on that Distribution Date as reduced by each such class’s share of Net Interest Shortfalls, which will be allocated to each class on a pro rata basis based on the amount of current interest payable to each such class.

Net Interest Shortfall	For any Distribution Date, the sum of (i) any Net Prepayment Interest Shortfalls for that Distribution Date and (ii) the amount of interest which would otherwise have been received with respect to any mortgage loan that was subject to a reduction in the amount of monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state or local law.

Net Prepayment Interest Shortfall	For any Distribution Date, the amount by which a prepayment interest shortfall for the related due period exceeds the amount that a Servicer (other than Cenlar FSB), the Servicing Administrator and the Master Servicer are obligated to remit to cover such shortfall for such due date.

Prepayment Period	For each mortgage loan serviced by Cenlar FSB and (i) each Distribution Date (other than the December 2012 Distribution Date), the period commencing on the 15th day of the month preceding the month in which the related Distribution Date occurs through the 14th day of the month in which the related Distribution Date occurs and (ii) the December 2012 Distribution Date, the period commencing on November 1, 2012 through December 14, 2012. For each mortgage loan serviced by First Republic Bank and each Distribution Date, the calendar month preceding the month in which the related distribution date occurs. For any mortgage loan serviced by PHH Mortgage Corporation and any distribution date, the period commencing on the 2nd day of the month preceding the month in which the related Distribution Date occurs through the 1st day of the month in which the related Distribution Date occurs.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Senior Principal Distribution Amount	On each Distribution Date, the Available Distribution Amount remaining after payment of interest with respect to the Senior Certificates, up to the amount of the Senior Principal Distribution Amount for such Distribution Date, will be distributed as principal to the Class A-1 and Class A-2 Certificates pro rata in accordance with their respective Class Principal Amounts.

The “Senior Principal Distribution Amount” for any Distribution Date will equal the sum of:

(1) the product of (a) the Senior Percentage and (b) the principal portion of the scheduled payment due on each mortgage loan in the mortgage pool on the related due date, whether or not received;

(2) the product of (a) the Senior Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period; (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period) representing or allocable to recoveries of principal of the mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3) with respect to each mortgage loan that became a liquidated mortgage loan during the related Prepayment Period, the lesser of (a) the net liquidation proceeds allocable to principal and (b) the product of (i) the Senior Prepayment Percentage for that Distribution Date and (ii) the remaining principal balance of the mortgage loan at the time of liquidation; and

(4) any amounts described in clauses (1) through (3) above that remain unpaid with respect to the Senior Certificates from prior Distribution Dates.

If on any Distribution Date the allocation to the Class A-1 and Class A-2 Certificates of the Senior Principal Distribution Amount would reduce the aggregate Class Principal Amount of such certificates below zero, the distribution to such class of certificates of the Senior Principal Distribution Amount of those amounts for that Distribution Date will be limited to the amount necessary to reduce the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates to zero.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

In addition, until the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero. In addition, until the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates is reduced to zero, if on any Distribution Date, the Subordinate Percentage for such Distribution Date is less than 7.05%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Subordinate Principal Distribution Amount	The Subordinate Principal Distribution Amount for each Distribution Date is equal to the sum of:

(1) the product of (a) the Subordinate Percentage and (b) the principal portion of each related scheduled payment on each mortgage loan due during the related due period, whether or not received;

(2) the product of (a) the Subordinate Prepayment Percentage and (b) each of the following amounts: (i) the principal portion of each full and partial principal prepayment made by a borrower on a mortgage loan during the related Prepayment Period, (ii) each other unscheduled collection, including subsequent recoveries, insurance proceeds and net liquidation proceeds (other than with respect to any mortgage loan that was finally liquidated during the related Prepayment Period), representing or allocable to recoveries of principal of mortgage loans received during the related Prepayment Period; (iii) the principal portion of the purchase price of each mortgage loan that was purchased by an Originator or the Seller due to a material breach of a representation and warranty with respect to such mortgage loan or, in the case of a permitted substitution of a defective mortgage loan, the amount representing any Substitution Amount in connection with any such replaced mortgage loan included in the Available Distribution Amount for such Distribution Date; and (iv) the principal portion of the purchase price for mortgage loans paid by a party exercising its right to terminate the trust fund;

(3) with respect to unscheduled recoveries allocable to principal of any mortgage loan that was finally liquidated during the related Prepayment Period, the related net liquidation proceeds allocable to principal, to the extent not distributed pursuant to clause (3) of the definition of Senior Principal Distribution Amount); and

(4) any amounts described in clauses (1) through (3) above for any previous Distribution Date that remain unpaid.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Notwithstanding the above, with respect to any class of Subordinate Certificates (other than the Class B-1 Certificates), if on any Distribution Date the sum of the Class Subordination Percentage of such class and the aggregate Class Subordination Percentages of all classes of Subordinate Certificates which have a lower payment priority than that class is less than the Applicable Credit Support Percentage, no distribution of principal will be made to any such classes on that Distribution Date. Instead, the Subordinate Principal Distribution Amount on that Distribution Date will be allocated among the more senior classes of subordinate certificates, pro rata, based on their respective Class Principal Amounts.

Notwithstanding the above, with respect to each class of Subordinate Certificates (other than the Class B-1 Certificates) if on any Distribution Date the Class Principal Amount of that class and the aggregate of the Class Principal Amounts of all classes of Subordinate Certificates which have a lower payment priority than that class is less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the portion of the Subordinate Principal Distribution Amount otherwise distributable to such class or classes on such Distribution Date and each succeeding Distribution Date will be allocated among the Subordinate Certificates with a higher payment priority then entitled to principal, pro rata, based on their respective Class Principal Amounts and any remaining Subordinate Principal Distribution Amount will be included in the Senior Principal Distribution Amount for such Distribution Date.

In addition, until the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates is reduced to zero, if on any Distribution Date the Subordinate Percentage for such Distribution Date is less than 7.05%, the Senior Principal Distribution Amount for such Distribution Date will include all principal collections on the mortgage loans distributed on that Distribution Date and the Subordinate Principal Distribution Amount will be zero.

In addition, until the aggregate Class Principal Amount of the Class A-1 and Class A-2 Certificates is reduced to zero, if on any Distribution Date the aggregate of the Class Principal Amounts of the Subordinate Certificates is less than or equal to 1.25% of the stated principal balance of the mortgage loans as of the closing date, the Senior Principal Distribution Amount for such Distribution Date and each succeeding Distribution Date will include all principal collections on the mortgage loans distributable on that Distribution Date, and the Subordinate Principal Distribution Amount will be zero.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Available Distribution Amount	With respect to any Distribution Date, the sum of the following amounts with respect to the mortgage loans: (i) all scheduled payments of interest (net of the servicing fees, the servicing administrator fee and the master servicing fee) and principal due during the related due period, together with any advances in respect thereof; (ii) insurance proceeds received during the related Prepayment Period; (iii) liquidation proceeds received during the related Prepayment Period (net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed monthly advances and servicing advances, if any); (iv) subsequent recoveries received during the related Prepayment Period; (v) all partial or full prepayments of principal, together with any accrued interest thereon, identified as having been received on the mortgage loans during the related Prepayment Period, plus any amounts received from the related servicer (other than Cenlar FSB), the Servicing Administrator or the Master Servicer in respect of prepayment interest shortfalls on such mortgage loans; (vi) amounts received with respect to such Distribution Date as the Substitution Amount and the purchase price in respect of a deleted mortgage loan or a mortgage loan purchased by an originator or the seller as of such Distribution Date as a result of a breach of a representation or warranty; and (vii) the purchase price paid by the party exercising its right to purchase the mortgage loans and terminate the trust fund, if applicable;

Minus

(i) amounts applied to reimburse monthly advances and servicing advances previously funded and all charges and other amounts as to which the Servicers are entitled to be reimbursed pursuant to the servicing agreements; (ii) amounts applied to reimburse monthly advances and servicing advances previously funded as to which the Master Servicer or Servicing Administrator is entitled to be reimbursed pursuant to the pooling and servicing agreement or with respect to the Servicing Administrator, the Cenlar FSB servicing agreement; and (iii) an amount equal to all charges and other amounts payable or reimbursable (other than the master servicing fee) to the Master Servicer, the Securities Administrator and the Trustee under the pooling and servicing agreement and the Custodian under the custodial agreement (subject to an aggregate maximum amount of $300,000 annually to be paid to such parties collectively and a maximum amount of $100,000 annually to be paid to the Trustee).

Applicable Credit Support Percentage

For each class of Subordinate Certificates and any Distribution Date, the sum of the Class Subordination Percentage of that class and the aggregate Class Subordination Percentage of all other classes of Subordinate Certificates having lower payment priorities than that class. The approximate original Applicable Credit Support Percentages for each class of Subordinate Certificates on the date of issuance of such certificates are expected to be as follows:

Class	Approximate Applicable Credit Support Percentage
B-1	7.05%
B-2	4.40%
B-3	3.00%
B-4	1.85%
B-5	1.05%

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Allocation of Realized Losses	If a Realized Loss occurs on the mortgage loans (including a servicing modification resulting in a reduction of the outstanding principal amount of such mortgage loan or a principal forbearance), then, on each Distribution Date, the principal portion of that Realized Loss will be allocated first, to reduce the Class Principal Amount of each class of Subordinate Certificates, in inverse order of priority, until the Class Principal Amount thereof has been reduced to zero (that is, such Realized Losses will be allocated to the Class B-5 Certificates while those certificates are outstanding, then to the Class B-4 Certificates while those certificates are outstanding, then to the Class B-3 Certificates while those certificates are still outstanding, and so forth) and second, to the Class A-1 and Class A-2 Certificates, pro-rata. In determining whether a Realized Loss is a loss of principal or of interest, Liquidation Proceeds and other recoveries on a mortgage loan will be applied first to outstanding expenses incurred with respect to such mortgage loan, then to accrued, unpaid interest, and finally to principal.

Sponsor’s Risk Retention	The Sponsor or one or more of its affiliates will initially purchase at least 5% of the aggregate Certificate Principal Amount of all of the certificates, which will include the Class B-4, Class B-5, Class R and Class LT-R Certificates. Thereafter, the Sponsor or one or more of its affiliates may or may not continue to retain certificates with an aggregate original Certificate Principal Amount at least equal to 5% of the aggregate original Certificate Principal Amount of the certificates. Once regulations governing sponsor/seller risk retention have been finalized and become effective, unless those regulations apply to Sequoia Mortgage Trust 2012-6 retroactively and require sponsors or sellers to retain a larger portion of the certificates than retained at that time, the Sponsor or one or more of its affiliates would not plan to increase their holdings of certificates as a response to the finalization of risk retention regulations.

Dispute Resolution	In the event there is a dispute arising from an unresolved repurchase request for a potential violation of any representation or warranty made at the time of closing by an Originator or the Seller, as applicable, such Originator or the Seller has agreed to submit to binding arbitration by a non-affiliated third party to resolve the dispute.

Clean-up Call	On any date on which the total stated principal balance of the mortgage loans has declined to less than 10% of the initial total stated principal balance of the mortgage loans as of the Cut-Off Date, subject to satisfaction of the conditions described in the pooling and servicing agreement, the Master Servicer will have the option to purchase all of the mortgage loans from the trust fund. The proceeds from such purchase will be distributed to the certificateholders in accordance with the Payment Priority.

Registration	The Offered Certificates will be issuable in book-entry form through DTC.

Federal Tax Treatment	The Securities Administrator, on behalf of the Trustee, will elect to treat all or a portion of the trust fund as one or more “real estate mortgage investment conduits” or “REMICs” for federal income tax purposes. The Class A-IO1, Class A-IO2 and Class A-IO3 Certificates will, and certain of the remaining Classes of Offered Certificates may, be issued with original issue discount for federal income tax purposes.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

ERISA Considerations	The Class A-1, Class A-2, Class A-IO2 and Class A-IO3 Certificates will be placed by an underwriter. Each beneficial owner of Class A-1, Class A-2, Class A-IO2 and Class A-IO3 Certificates or any interest therein (and each beneficial owner of Class A-IO1, Class B-1, Class B-2 and Class B-3 Certificates or any interest therein that is placed by an underwriter) shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan investor; (ii) it has acquired and is holding such certificates in reliance on the Underwriter Exemption, and it understands that there are certain conditions to the availability of the Underwriter Exemption, including that such certificates must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by Standard & Poor’s, Moody’s, Fitch, DBRS Limited or DBRS Inc.; or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in Section V(e) of Prohibited Transaction Class Exemption, or PTCE, 95-60, and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

SMMEA Treatment	The Class A-1, Class A-2, Class A-IO1, Class A-IO2, Class A-IO3 and Class B-1 Certificates will be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”) so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency.

Stated Final Maturity Date	The Distribution Date in December 2042. The actual final Distribution Date could be substantially earlier.

Record Date	For the first Distribution Date, the closing date. For any other Distribution Date, the last business day of the calendar month preceding the related Distribution Date.

Diligence Review of Mortgage Loans	The Sponsor, prior to including the mortgage loans in the mortgage pool, engaged two third-party loan review firms to conduct the review of the mortgage loans as summarized below.

Credit and Compliance Review

The third party review firms conducted a credit and compliance review of approximately 93% (by number of mortgage loans) of the mortgage loans. The review consisted of a review of the documentation in each Originator’s loan files relating to the creditworthiness of the borrowers, and an assessment of whether the characteristics of the mortgage loans and the borrowers reasonably conformed to the underwriting guidelines previously provided to the Sponsor. The third party review firms also reviewed exceptions to the underwriting guidelines that were permitted by each Originator and related compensating factors for those mortgage loans.

Appraisal Review

The third party review firms reviewed approximately 93% (by number of mortgage loans) of the appraisals for the mortgaged properties obtained in connection with the origination of the mortgage loans to assess compliance with the Originators’ appraisal guidelines and standards in effect at the time of origination. In some cases, the review included the review of a Collateral Desktop Analysis (CDA) to determine whether there was support for the reasonableness of the original appraised value, including comparisons to publicly available market data.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Rights of Controlling Holder	The Controlling Holder will have the right, in its sole discretion, to pursue an action (a) in respect of an alleged breach by an Originator of a representation and warranty relating to the characteristics of the mortgage loans or (b) if any mortgage loan document required to be delivered to the Trustee or the Custodian is found to be missing or defective in any material respect and the originator does not cure such defect within the period specified in the related servicing agreement.

Default Oversight	The Master Servicer will have oversight over certain matters relating to the servicing of defaulted mortgage loans including, but not limited to, approving certain loan modifications, reviewing environmental reports relating to foreclosed properties to determine whether to proceed with a foreclosure, approving certain actions relating to the management of REO property and approving the release of the original borrower in connection with loan assumptions.

Substitution Amount	For any month in which an Originator substitutes one or more qualified substitute mortgage loans for one or more deleted mortgage loans as a result of a breach of a representation or warranty with respect to a mortgage loan, the amount by which the aggregate purchase price of all of the deleted mortgage loans exceeds the aggregate stated principal balance of the qualified substitute mortgage loans, together with one month’s interest at the net mortgage rate.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum
Scheduled Principal Balance:	$301,462,461.31	$444,691.14	$1,991,036.32
Number of Mortgage Loans:	358
30 Year Fixed Rate Percentage:	97.98%
20 Year Fixed Rate Percentage:	2.02%
Average Scheduled Principal Balance:	$842,073.91
Weighted Average Gross Mortgage Rate:	4.079%	3.375%	4.875%
Weighted Average Seasoning:	1 Month	0	6
Weighted Average Original LTV Ratio:	66.68%	14.77%	80.00%
Weighted Average Original Combined LTV Ratio(1):	67.74%	14.77%	80.00%
Weighted Average Original Credit Score:	771	690	817
Weighted Average Original Debt-to-Income Ratio:	31.44%	3.65%	58.74%
Original Interest Only (10 Years) Loans Percentage:	1.59%
Weighted Average Original Term to Maturity:	358	240	360
Weighted Average Remaining Term to Maturity:	356	239	360
First Lien Percentage at Origination:	100%
Loans with Seconds at Origination:	8.90%

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Fixed 20 Years	6	6,080,831.85	2.02	1,013,471.98	3.606	773	56.12	61.00
Fixed 30 Years	352	295,381,629.46	97.98	839,152.36	4.089	771	66.90	67.88
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Principal Balances of the Mortgage Loans at Origination
Range of Original Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
400,000.01 to 500,000.00	17	8,238,820.57	2.73	484,636.50	4.135	767	68.43	68.90
500,000.01 to 600,000.00	45	25,064,714.53	8.31	556,993.66	4.076	780	70.42	71.25
600,000.01 to 700,000.00	73	48,318,537.00	16.03	661,897.77	4.102	775	64.86	65.67
700,000.01 to 800,000.00	65	49,047,386.45	16.27	754,575.18	4.110	773	68.40	70.13
800,000.01 to 900,000.00	45	38,428,697.42	12.75	853,971.05	4.106	768	65.70	67.13
900,000.01 to 1,000,000.00	49	47,367,238.37	15.71	966,678.33	4.130	770	65.89	67.13
1,000,000.01 to 1,100,000.00	8	8,543,115.84	2.83	1,067,889.48	3.873	760	65.95	65.95
1,100,000.01 to 1,200,000.00	16	18,615,408.94	6.18	1,163,463.06	4.066	771	66.39	67.37
1,200,000.01 to 1,300,000.00	14	17,625,687.32	5.85	1,258,977.67	3.984	773	68.15	70.13
1,300,000.01 to 1,400,000.00	8	10,894,092.81	3.61	1,361,761.60	4.013	769	64.87	64.87
1,400,000.01 to 1,500,000.00	7	10,273,327.07	3.41	1,467,618.15	4.069	778	63.00	63.00
1,500,000.01 to 1,600,000.00	3	4,698,038.72	1.56	1,566,012.91	3.966	775	69.82	70.34
1,600,000.01 to 1,700,000.00	2	3,340,104.64	1.11	1,670,052.32	3.749	773	75.03	75.03
1,700,000.01 to 1,800,000.00	2	3,424,849.98	1.14	1,712,424.99	4.437	756	71.57	71.57
1,800,000.01 to 1,900,000.00	3	5,591,405.33	1.85	1,863,801.78	3.875	760	65.92	65.92
1,900,000.01 to 2,000,000.00	1	1,991,036.32	0.66	1,991,036.32	3.875	715	46.51	46.51
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

The average loan balance of the mortgage loans at origination was approximately $843,489.06.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Scheduled Principal Balances of the Mortgage Loans as of the Cut-off-Date
Range of Current Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
400,000.01 to 500,000.00	17	8,238,820.57	2.73	484,636.50	4.135	767	68.43	68.90
500,000.01 to 600,000.00	45	25,064,714.53	8.31	556,993.66	4.076	780	70.42	71.25
600,000.01 to 700,000.00	73	48,318,537.00	16.03	661,897.77	4.102	775	64.86	65.67
700,000.01 to 800,000.00	65	49,047,386.45	16.27	754,575.18	4.110	773	68.40	70.13
800,000.01 to 900,000.00	45	38,428,697.42	12.75	853,971.05	4.106	768	65.70	67.13
900,000.01 to 1,000,000.00	49	47,367,238.37	15.71	966,678.33	4.130	770	65.89	67.13
1,000,000.01 to 1,100,000.00	9	9,642,043.17	3.20	1,071,338.13	3.865	752	62.48	63.95
1,100,000.01 to 1,200,000.00	16	18,701,553.92	6.20	1,168,847.12	4.078	777	68.50	68.71
1,200,000.01 to 1,300,000.00	13	16,440,615.01	5.45	1,264,662.69	3.983	772	67.95	70.07
1,300,000.01 to 1,400,000.00	8	10,894,092.81	3.61	1,361,761.60	4.013	769	64.87	64.87
1,400,000.01 to 1,500,000.00	7	10,273,327.07	3.41	1,467,618.15	4.069	778	63.00	63.00
1,500,000.01 to 1,600,000.00	3	4,698,038.72	1.56	1,566,012.91	3.966	775	69.82	70.34
1,600,000.01 to 1,700,000.00	2	3,340,104.64	1.11	1,670,052.32	3.749	773	75.03	75.03
1,700,000.01 to 1,800,000.00	2	3,424,849.98	1.14	1,712,424.99	4.437	756	71.57	71.57
1,800,000.01 to 1,900,000.00	3	5,591,405.33	1.85	1,863,801.78	3.875	760	65.92	65.92
1,900,000.01 to 2,000,000.00	1	1,991,036.32	0.66	1,991,036.32	3.875	715	46.51	46.51
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

The average loan balance of the mortgage loans as of the cut-off date was approximately $842,073.91.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Gross Mortgage Rates of the Mortgage Loans as of the Cut-off Date
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
3.251 to 3.500	4	4,869,507.55	1.62	1,217,376.89	3.431	769	67.91	67.91
3.501 to 3.750	20	17,842,450.29	5.92	892,122.51	3.728	774	56.88	59.56
3.751 to 4.000	148	128,145,381.54	42.51	865,847.17	3.948	773	63.43	64.37
4.001 to 4.250	136	108,648,099.57	36.04	798,883.09	4.171	771	69.77	70.86
4.251 to 4.500	43	35,885,164.98	11.90	834,538.72	4.428	768	72.91	73.80
4.501 to 4.750	6	4,927,548.00	1.63	821,258.00	4.638	750	70.95	70.95
4.751 to 5.000	1	1,144,309.38	0.38	1,144,309.38	4.875	751	71.88	71.88
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

The weighted average gross mortgage rate of the mortgage loans as of the cut-off date was approximately 4.079%.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0	88	74,098,984.00	24.58	842,033.91	4.011	773	68.39	69.04
1 to 2	245	200,886,794.43	66.64	819,946.10	4.075	771	65.56	66.81
3 to 4	22	23,574,419.73	7.82	1,071,564.53	4.271	764	69.58	70.10
5 to 6	3	2,902,263.15	0.96	967,421.05	4.484	769	77.45	80.00
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

The weighted average seasoning of the mortgage loans as of the cut-off date was approximately 1 month.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
10.01 to 15.00	1	958,953.48	0.32	958,953.48	3.750	782	14.77	14.77
15.01 to 20.00	1	693,007.44	0.23	693,007.44	3.550	790	19.85	34.14
20.01 to 25.00	1	673,007.06	0.22	673,007.06	3.875	816	24.96	24.96
25.01 to 30.00	1	998,559.18	0.33	998,559.18	4.000	742	29.85	29.85
30.01 to 35.00	4	2,457,451.13	0.82	614,362.78	3.965	750	33.71	38.40
35.01 to 40.00	7	5,711,518.02	1.89	815,931.15	3.964	752	37.24	45.04
40.01 to 45.00	12	9,580,941.20	3.18	798,411.77	4.118	761	42.43	47.71
45.01 to 50.00	14	13,407,047.84	4.45	957,646.27	4.022	757	47.72	48.86
50.01 to 55.00	18	16,620,396.14	5.51	923,355.34	3.989	784	53.62	57.64
55.01 to 60.00	32	28,002,714.66	9.29	875,084.83	3.958	774	58.05	59.84
60.01 to 65.00	42	37,709,671.37	12.51	897,849.32	3.959	768	63.17	63.42
65.01 to 70.00	60	50,738,801.53	16.83	845,646.69	4.083	768	68.50	69.07
70.01 to 75.00	69	58,081,479.28	19.27	841,760.57	4.204	771	73.59	74.12
75.01 to 80.00	96	75,828,912.98	25.15	789,884.51	4.134	778	79.62	79.62
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

The weighted average loan-to-value ratio of the mortgage loans at origination was approximately 66.68%.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Combined Loan-to-Value Ratio of the Mortgage Loans at Origination
Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
10.01 to 15.00	1	958,953.48	0.32	958,953.48	3.750	782	14.77	14.77
20.01 to 25.00	1	673,007.06	0.22	673,007.06	3.875	816	24.96	24.96
25.01 to 30.00	1	998,559.18	0.33	998,559.18	4.000	742	29.85	29.85
30.01 to 35.00	4	2,541,337.47	0.84	635,334.37	3.844	761	30.11	34.01
35.01 to 40.00	5	3,814,899.86	1.27	762,979.97	4.004	775	37.55	37.55
40.01 to 45.00	9	7,455,961.10	2.47	828,440.12	4.072	759	42.58	42.58
45.01 to 50.00	13	12,117,348.73	4.02	932,103.75	4.015	752	46.30	47.47
50.01 to 55.00	16	14,571,669.19	4.83	910,729.32	4.020	784	51.80	53.32
55.01 to 60.00	28	23,714,098.83	7.87	846,932.10	3.970	773	58.31	58.31
60.01 to 65.00	45	41,227,304.41	13.68	916,162.32	3.950	769	62.27	63.27
65.01 to 70.00	62	53,489,271.97	17.74	862,730.19	4.071	769	66.91	68.50
70.01 to 75.00	64	54,437,014.05	18.06	850,578.34	4.204	770	73.71	73.79
75.01 to 80.00	109	85,463,035.98	28.35	784,064.55	4.133	776	77.78	79.43
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

The weighted average combined loan-to-value ratio of the mortgage loans at origination was approximately 67.74%. The original combined loan-to value was calculated using the full lien amount (drawn and undrawn) for the second mortgage. Using only the drawn amount of the second mortgage at the time of origination, the weighted average original combined loan-to-value ratio would have been approximately 67.47%.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Credit Scores of the Mortgage Loans at Origination
Range of Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
681 to 690	1	1,098,927.33	0.36	1,098,927.33	3.800	690	35.54	48.45
691 to 700	3	2,556,382.40	0.85	852,127.47	4.109	698	55.02	55.02
701 to 710	4	2,700,963.87	0.90	675,240.97	4.138	703	65.83	65.83
711 to 720	4	5,814,610.80	1.93	1,453,652.70	4.022	716	59.44	59.44
721 to 730	12	9,917,054.07	3.29	826,421.17	4.113	724	62.72	66.84
731 to 740	21	17,582,765.32	5.83	837,274.54	4.168	735	65.61	67.53
741 to 750	20	16,171,363.11	5.36	808,568.16	4.216	746	64.81	67.59
751 to 760	38	32,840,745.65	10.89	864,230.15	4.142	756	66.51	67.41
761 to 770	35	30,555,353.91	10.14	873,010.11	4.029	765	68.04	68.41
771 to 780	58	50,037,264.85	16.60	862,711.46	4.052	775	68.04	68.94
781 to 790	70	57,951,926.61	19.22	827,884.67	4.052	785	68.81	69.74
791 to 800	54	46,956,869.99	15.58	869,571.67	4.051	795	65.93	66.57
801 to 810	31	22,764,954.27	7.55	734,353.36	4.081	803	67.95	68.45
811 to 820	7	4,513,279.13	1.50	644,754.16	4.048	814	61.65	62.31
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

The weighted average credit score of the mortgage loans at origination was approximately 771.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Documentation Type of the Mortgage loans
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Two Years Income with Assets	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Monthly Income of the Mortgage Borrower at Origination
Range of Monthly Income ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
5,000.01 to 10,000.00	7	4,122,722.51	1.37	588,960.36	4.039	774	74.72	74.72
10,000.01 to 20,000.00	141	101,682,523.77	33.73	721,152.65	4.107	776	67.34	67.99
20,000.01 to 30,000.00	109	94,700,366.08	31.41	868,810.70	4.082	773	67.59	68.45
30,000.01 to 40,000.00	51	49,305,393.41	16.36	966,772.42	4.073	767	67.40	69.82
40,000.01 to 50,000.00	17	15,122,401.83	5.02	889,553.05	4.048	766	65.31	68.02
50,000.01 to 60,000.00	7	8,382,242.47	2.78	1,197,463.21	4.086	766	60.42	60.42
60,000.01 to 70,000.00	5	4,575,026.08	1.52	915,005.22	3.956	771	60.66	62.83
70,000.01 to 80,000.00	4	2,913,854.43	0.97	728,463.61	4.157	768	56.64	56.64
80,000.01 to 90,000.00	4	4,748,399.62	1.58	1,187,099.91	3.948	762	53.89	53.89
90,000.01 to 100,000.00	5	5,269,944.52	1.75	1,053,988.90	3.956	754	57.05	57.05
100,000.01 to 200,000.00	6	8,284,086.31	2.75	1,380,681.05	3.936	753	68.03	68.03
300,000.01 to 400,000.00	2	2,355,500.28	0.78	1,177,750.14	4.250	757	70.87	70.87
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

The weighted average monthly income of the mortgage borrower at origination was approximately $34,049.88.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Debt-to-Income Ratio of the Mortgage Loans at Origination
Range of Debt-to-Income Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
0.01 to 5.00	1	1,381,843.56	0.46	1,381,843.56	4.250	774	75.00	75.00
5.01 to 10.00	3	2,356,698.59	0.78	785,566.20	4.165	758	58.89	58.89
10.01 to 15.00	21	20,072,802.41	6.66	955,847.73	4.009	765	65.92	66.27
15.01 to 20.00	21	17,490,790.65	5.80	832,894.79	4.067	767	64.71	66.04
20.01 to 25.00	29	21,536,252.64	7.14	742,629.40	4.094	774	70.02	70.27
25.01 to 30.00	68	57,294,957.28	19.01	842,572.90	4.049	772	66.80	67.69
30.01 to 35.00	66	53,780,916.96	17.84	814,862.38	4.098	776	68.37	69.36
35.01 to 40.00	76	67,350,422.46	22.34	886,189.77	4.076	769	66.38	67.72
40.01 to 45.00	65	54,885,821.35	18.21	844,397.25	4.115	771	66.52	68.11
45.01 to 50.00	5	3,089,454.43	1.02	617,890.89	3.988	776	53.01	53.01
50.01 to 55.00	2	1,643,318.20	0.55	821,659.10	4.072	775	52.37	52.37
55.01 to 60.00	1	579,182.78	0.19	579,182.78	4.125	805	37.41	37.41
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

The weighted average debt-to-income ratio of the mortgage loans at origination was approximately 31.44%.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Verified Assets of the Mortgage Borrower at Origination
Range of Assets Verified ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
20,000.01 to 50,000.00	29	20,235,539.34	6.71	697,777.22	4.126	777	70.53	71.13
50,000.01 to 100,000.00	69	49,600,757.71	16.45	718,851.56	4.108	772	69.15	69.91
100,000.01 to 150,000.00	51	39,655,176.66	13.15	777,552.48	4.098	771	70.03	70.78
150,000.01 to 200,000.00	32	26,760,697.70	8.88	836,271.80	4.127	766	65.12	66.21
200,000.01 to 250,000.00	27	23,355,676.09	7.75	865,025.04	4.147	777	67.76	68.35
250,000.01 to 300,000.00	22	19,526,858.08	6.48	887,584.46	4.041	769	70.39	71.34
300,000.01 to 350,000.00	17	15,122,447.04	5.02	889,555.71	4.089	779	66.04	68.33
350,000.01 to 400,000.00	12	10,815,152.92	3.59	901,262.74	4.053	779	65.25	66.01
400,000.01 to 450,000.00	15	12,542,853.13	4.16	836,190.21	4.033	773	68.04	68.49
450,000.01 to 500,000.00	5	4,424,200.98	1.47	884,840.20	4.100	765	58.98	62.20
500,000.01 to 550,000.00	10	9,619,183.15	3.19	961,918.32	4.110	774	69.67	70.93
550,000.01 to 600,000.00	6	5,962,917.74	1.98	993,819.62	3.985	782	72.65	76.19
600,000.01 to 650,000.00	5	4,416,524.56	1.47	883,304.91	3.827	782	62.98	64.66
650,000.01 to 700,000.00	6	5,406,679.01	1.79	901,113.17	4.090	760	67.77	68.52
700,000.01 to 750,000.00	5	4,303,636.37	1.43	860,727.27	4.021	788	55.73	55.73
750,000.01 to 800,000.00	5	4,170,058.72	1.38	834,011.74	4.074	767	66.15	66.15
800,000.01 to 850,000.00	2	1,942,450.36	0.64	971,225.18	4.074	770	47.93	55.72
850,000.01 to 900,000.00	3	3,155,506.37	1.05	1,051,835.46	3.952	779	38.75	38.75
900,000.01 to 950,000.00	2	1,801,677.09	0.60	900,838.55	4.339	761	68.30	68.30
950,000.01 to 1,000,000.00	4	3,625,257.52	1.20	906,314.38	4.013	770	48.10	50.83
1,000,000.01 to 3,000,000.00	23	27,842,696.47	9.24	1,210,552.02	3.972	767	64.57	66.18
3,000,000.01 to 5,000,000.00	4	3,660,350.85	1.21	915,087.71	4.038	742	55.42	55.42
5,000,000.01 to 7,000,000.00	2	1,857,390.98	0.62	928,695.49	4.150	697	60.00	60.00
11,000,000.01 to 13,000,000.00	1	998,559.18	0.33	998,559.18	4.000	742	29.85	29.85
15,000,000.01 to 17,000,000.00	1	660,213.29	0.22	660,213.29	4.375	773	48.21	48.21
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

The weighted average verified assets of the mortgage borrowers at origination was approximately $546,206.23.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date

Self-Employment Status of the Mortgage Borrower at Origination
Self-Employed Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Not Self-Employed	274	224,084,814.49	74.33	817,827.79	4.070	773	67.42	68.14
Self-Employed	84	77,377,646.82	25.67	921,162.46	4.104	766	64.57	66.59
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	353	296,674,430.38	98.41	840,437.48	4.076	771	66.66	67.71
120	5	4,788,030.93	1.59	957,606.19	4.237	788	67.99	69.69
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Occupancy Type of the Mortgage Loans
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Investment Property	3	2,457,390.98	0.82	819,130.33	4.174	722	56.62	56.62
Owner-Occupied	339	286,597,335.89	95.07	845,419.87	4.075	772	66.77	67.88
Second Home	16	12,407,734.44	4.12	775,483.40	4.139	769	66.77	66.77
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Cash-Out Refinance	26	22,800,208.39	7.56	876,931.09	4.033	752	56.17	57.28
Purchase	137	120,045,988.65	39.82	876,248.09	4.072	775	72.34	72.68
Rate Term Refinance	195	158,616,264.27	52.62	813,416.74	4.091	771	63.91	65.50
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Single Family Detached	242	208,743,828.20	69.24	862,577.80	4.079	770	66.50	67.81
Planned Unit Development	92	69,696,474.39	23.12	757,570.37	4.086	778	67.32	67.61
Condominium	15	13,982,100.16	4.64	932,140.01	4.037	762	72.39	72.39
Two-to-Four Family	6	5,700,058.56	1.89	950,009.76	4.173	752	61.28	65.56
Cooperative Unit	3	3,340,000.00	1.11	1,113,333.33	3.942	792	50.45	50.45
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Geographic Concentration of the Mortgage Loans (States)
State	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
California	144	135,367,367.06	44.90	940,051.16	4.092	769	64.83	66.33
Texas	42	32,383,184.48	10.74	771,028.20	4.084	775	67.40	67.46
Washington	25	18,818,112.36	6.24	752,724.49	4.119	776	70.51	70.89
Massachusetts	20	17,055,122.94	5.66	852,756.15	3.940	770	66.52	68.15
Colorado	20	16,391,330.62	5.44	819,566.53	4.034	777	67.06	67.25
New York	11	11,176,526.41	3.71	1,016,047.86	3.986	772	60.65	60.65
Arizona	13	9,087,401.13	3.01	699,030.86	4.160	784	73.17	73.17
Georgia	11	9,009,805.57	2.99	819,073.23	4.016	759	71.72	71.72
Illinois	9	5,850,205.14	1.94	650,022.79	3.984	777	69.20	70.16
Virginia	6	4,999,776.08	1.66	833,296.01	4.070	780	74.37	74.37
Maryland	5	4,499,649.69	1.49	899,929.94	4.196	753	62.98	70.46
North Carolina	7	4,436,204.53	1.47	633,743.50	4.156	755	63.19	65.79
Michigan	4	3,978,783.97	1.32	994,695.99	4.018	775	72.57	72.57
Florida	5	3,478,621.90	1.15	695,724.38	3.993	789	70.19	70.19
Pennsylvania	5	3,054,701.70	1.01	610,940.34	4.050	772	71.95	72.53
Missouri	3	2,579,384.02	0.86	859,794.67	4.454	770	71.47	71.47
Tennessee	3	2,491,583.75	0.83	830,527.92	3.991	770	59.25	67.08
South Carolina	3	2,403,312.00	0.80	801,104.00	4.221	783	69.96	70.97
Oregon	4	2,266,417.93	0.75	566,604.48	3.980	781	54.36	54.36
New Jersey	3	2,037,121.45	0.68	679,040.48	4.127	773	72.95	72.95
Connecticut	2	1,928,660.04	0.64	964,330.02	3.935	773	66.88	66.88
Nevada	3	1,671,679.56	0.55	557,226.52	4.089	764	74.53	74.53
New Mexico	3	1,611,522.09	0.53	537,174.03	4.242	720	69.35	69.35
Utah	2	1,069,254.58	0.35	534,627.29	4.138	788	73.96	73.96
Delaware	1	873,767.12	0.29	873,767.12	4.125	783	70.00	70.00
Minnesota	1	783,918.48	0.26	783,918.48	4.250	743	71.36	71.36
Hawaii	1	758,976.26	0.25	758,976.26	4.375	799	80.00	80.00
Ohio	1	739,003.21	0.25	739,003.21	4.375	790	80.00	80.00
Alabama	1	661,067.24	0.22	661,067.24	4.125	781	73.96	73.96
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Geographic Concentration of the Mortgage Loans (Top 10 Cities)
City	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
San Francisco, CA	15	13,897,711.59	4.61	926,514.11	4.157	756	64.44	69.47
Dallas, TX	15	11,723,301.05	3.89	781,553.40	4.147	773	69.90	69.90
Houston, TX	9	6,581,816.96	2.18	731,313.00	4.022	778	61.03	61.35
Denver, CO	8	6,445,608.69	2.14	805,701.09	4.102	772	68.55	69.01
Seattle, WA	8	6,043,691.38	2.00	755,461.42	4.084	771	72.05	72.05
New York, NY	5	5,934,205.33	1.97	1,186,841.07	3.957	765	59.30	59.30
San Diego, CA	7	5,502,992.49	1.83	786,141.78	3.868	775	63.15	63.15
Scottsdale, AZ	6	3,991,778.15	1.32	665,296.36	4.061	783	69.39	69.39
San Jose, CA	4	3,752,185.17	1.24	938,046.29	3.955	773	70.77	70.77
Encinitas, CA	4	3,583,758.09	1.19	895,939.52	4.142	768	63.99	63.99
Other	277	234,005,412.41	77.62	844,784.88	4.081	772	66.83	67.86
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
240	6	6,080,831.85	2.02	1,013,471.98	3.606	773	56.12	61.00
360	352	295,381,629.46	97.98	839,152.36	4.089	771	66.90	67.88
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

The weighted average original term to maturity of the mortgage loans at origination was approximately 358 months.

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
239 to 240	6	6,080,831.85	2.02	1,013,471.98	3.606	773	56.12	61.00
353 to 354	2	1,982,263.15	0.66	991,131.58	4.500	765	76.27	80.00
355 to 356	7	7,095,105.67	2.35	1,013,586.52	4.438	759	75.37	75.37
357 to 358	59	52,393,856.00	17.38	888,031.46	4.157	769	66.88	69.44
359 to 360	284	233,910,404.64	77.59	823,628.19	4.059	772	66.57	67.20
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

The weighted average remaining term to maturity of the mortgage loans as of the cut-off date was approximately 356 months.

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	324	268,095,632.18	88.93	827,455.65	4.086	771	66.69	67.49
36	1	1,185,072.31	0.39	1,185,072.31	4.000	797	71.01	71.01
60	33	32,181,756.82	10.68	975,204.75	4.021	770	66.47	69.67
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Originators of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First Republic Bank	38	37,716,220.94	12.51	992,532.13	4.010	771	68.02	70.75
Fremont Bank	29	28,048,199.98	9.30	967,179.31	4.052	764	61.00	61.38
Prime Lending	38	27,623,022.88	9.16	726,921.65	4.064	767	68.40	69.23
Flagstar Bank, F.S.B.	34	25,846,798.67	8.57	760,199.96	4.125	776	67.88	69.71
Shore Financial Services, Inc.	31	24,551,614.93	8.14	791,987.58	4.030	778	69.56	70.01
Cornerstone Mortgage Company	25	19,205,914.55	6.37	768,236.58	4.151	769	68.07	68.07
WL Bradley	19	16,710,739.64	5.54	879,512.61	4.168	775	65.77	66.15
Other	144	121,759,949.72	40.39	845,555.21	4.086	772	66.26	67.22
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Channel of the Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Retail	261	219,148,996.96	72.70	839,651.33	4.075	771	66.69	67.89
Broker	63	53,257,133.18	17.67	845,351.32	4.112	769	67.03	67.44
Correspondent	34	29,056,331.17	9.64	854,597.98	4.049	775	66.01	67.19
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Servicers of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Cenlar FSB	315	260,481,644.63	86.41	826,925.86	4.087	771	66.56	67.38
First Republic Bank	38	37,716,220.94	12.51	992,532.13	4.010	771	68.02	70.75
PHH Mortgage Company	5	3,264,595.74	1.08	652,919.15	4.222	784	61.48	61.48
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
First Lien	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Loans with Seconds at Origination
Loans with Seconds at Origination	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
None	327	274,645,160.65	91.10	839,893.46	4.081	772	67.75	67.75
Has Second Lien at Origination	31	26,817,300.66	8.90	865,074.21	4.062	766	55.76	67.61
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
No Mortgage Insurance	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Origination Date of the Mortgage Loans
Origination Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
April 2012	2	1,982,263.15	0.66	991,131.58	4.500	765	76.27	80.00
May 2012	1	920,000.00	0.31	920,000.00	4.450	777	80.00	80.00
June 2012	9	8,850,598.02	2.94	983,399.78	4.313	765	72.04	72.04
July 2012	14	16,900,862.41	5.61	1,207,204.46	4.215	764	69.65	70.37
August 2012	43	33,757,425.17	11.20	785,056.40	4.149	770	64.97	68.58
September 2012	209	172,524,934.55	57.23	825,478.16	4.049	772	65.69	66.59
October 2012	80	66,526,378.01	22.07	831,579.73	4.039	773	68.20	68.52
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Maturity Date of the Mortgage Loans
Maturity Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
October 2032	4	3,925,831.85	1.30	981,457.96	3.646	764	44.48	52.04
November 2032	2	2,155,000.00	0.71	1,077,500.00	3.533	788	77.32	77.32
May 2042	2	1,982,263.15	0.66	991,131.58	4.500	765	76.27	80.00
June 2042	1	920,000.00	0.31	920,000.00	4.450	777	80.00	80.00
July 2042	6	6,175,105.67	2.05	1,029,184.28	4.437	756	74.68	74.68
August 2042	16	17,399,314.06	5.77	1,087,457.13	4.213	767	67.76	68.47
September 2042	43	34,994,541.94	11.61	813,826.56	4.129	770	66.43	69.92
October 2042	198	161,966,420.64	53.73	818,012.23	4.074	772	65.88	66.49
November 2042	86	71,943,984.00	23.86	836,557.95	4.026	773	68.12	68.79
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Delinquency Status of the Mortgage Loans
Delinquency Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Current	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

Sequoia Mortgage Trust 2012-6

Mortgage Pass-Through Certificates, Series 2012-6

PRELIMINARY TERM SHEET

Collateral characteristics are listed below as of the Cut-off Date
Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	Aggregate Principal Balance (%)	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Original Credit Score	Weighted Average Original Loan-to- Value Ratio (%)	Weighted Average Original Combined Loan-to- Value Ratio (%)
Never Delinquent	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74
Total:	358	301,462,461.31	100.00	842,073.91	4.079	771	66.68	67.74

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